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                                                                     EXHIBIT 5.1







                             May 23, 1997





Global Telecommunication Solutions, Inc.
5697 Rising Sun Avenue
Philadelphia, Pennsylvania 19120


Ladies and Gentlemen:

         Reference is made to the Registration Statement on Form SB-2 ("Registration Statement") filed by Global Telecommunication Solutions, Inc. ("Company") under the Securities Act of 1933, as amended ("Act"), with respect to (i) up to an aggregate of 2,000,000 shares of common stock, par value $.01 per share ("Common Stock") to be offered by the Company in the Company's public offering ("Public Offering") and (ii) up to an aggregate of 200,000 shares of Common Stock ("Representative's Purchase Option") to be issued by the Company to GKN Securities Corp., the representative of the Underwriters of the Company's Public Offering ("Representative");.

         We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

         Based upon the foregoing, it is our opinion that:

         1. The shares of Common Stock to be issued by the Company in its Public Offering, when sold in the manner provided in the Registration Statement, will be legally issued, fully paid and nonassessable.

         2. The Common Stock to be issued by the Company to the Representative upon exercise of the Representative's Purchase Option, when issued in accordance with the terms of the Representative's Purchase Option and in the manner provided in the Registration Statement, will be legally issued, fully paid and nonassessable.

         In giving this opinion, we have assumed that all certificates for the Company's shares of Common Stock will, prior to their issuance, be duly executed on behalf

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Global Telecommunication Solutions, Inc.
May 23, 1997
Page 2




of the Company by the Company's transfer agent and registered by the Company's registrar, if necessary, and will conform, except as to denominations, to specimens which we have examined.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel, and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

                             Very truly yours,


                             /s/ Graubard Mollen & Miller